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                                                                   Exhibit 10.17





                              MCKESSON CORPORATION
                         1989 MANAGEMENT INCENTIVE PLAN
























                           Amended as of July 25, 2001











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                              MCKESSON CORPORATION
                         1989 MANAGEMENT INCENTIVE PLAN

                           AMENDED AS OF JULY 25, 2001


        The name of this plan shall be the McKesson Corporation 1989 Management Incentive Plan. This Plan replaces in their entirety both the Company's Management Incentive Plan and its Performance Award Plan for Key Employees. This Plan is effective for fiscal years of the Company commencing on and after April 1, 1989. This Plan was last approved by the stockholders of the Corporation on July 25, 2001.

A.      PURPOSE

        The purpose of the Plan is to attract, retain and motivate key employees by providing cash incentive awards to designated executive, managerial and professional employees of the Company, its subsidiaries and affiliates. The Plan is designed to link managers' interests more closely with the interests of the Company's shareholders.

        The Plan is established as a single incentive plan to reward designated executives, managers and professionals who contribute to shareholder value. Each Participant's award will take into account corporate performance as well as, where appropriate, his or her own business unit's performance. The Plan also provides that awards will reflect individual performance, subject to Article G. Incentive awards paid under this Plan are intended to qualify as performance-based compensation deductible by the Company under the Code.

B.      ADMINISTRATION

        The Compensation Committee of the Board of Directors ("Committee") shall have full power and authority, subject to the provisions of the Plan, to review and approve the designation of Participants and to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. Decisions and selections of the Committee shall be made by a majority of its members and, if made pursuant to the provisions of the Plan, shall be final. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee shall consist solely of Disinterested Persons, in conformance with Section 162(m) of the Code ("Section 162(m)").




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C.      PARTICIPATION

        1. ELIGIBILITY - EXECUTIVES, MANAGERS AND PROFESSIONALS

           Only active employees of the Company, its subsidiaries or affiliates who are employed in an executive, managerial or professional capacity may be designated as Participants under the Plan.

        2. DESIGNATION AND REMOVAL OF PARTICIPANTS

           No person shall be entitled to any award under this Plan for any Year unless he or she is so designated as a Participant for that Year. The Chief Executive Officer (CEO) of the Company and such other persons as the CEO may designate, shall recommend to the Committee employees (who may include such recommending persons) for selection as Participants. The Committee shall review and approve Plan Participants recommended by management from among those employees who are eligible to participate. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, at its sole discretion.

        3. NOTICE OF PARTICIPATION

           As soon as reasonably practicable, each person who is a Participant in the Plan for a Year will be notified.

D.      INDIVIDUAL TARGET AWARDS FOR PARTICIPANTS

        1. TARGETS, IN GENERAL

           At the beginning of each Year, an Individual Target Award shall be established for each Participant. An Individual Target Award shall only be a target and the amount of the target may or may not be paid to the Participant. Establishment of an Individual Target Award for an employee for any Year shall not imply or require that an Individual Target Award be set for any subsequent year. The amount of any actual award paid to any Participant may be greater or less than this target. As set forth in paragraph F4 below (but subject to the limitations applicable to Covered Employees contained in Article G), the actual award may be as much as three times target or as low as zero for any Year. The establishment of an Individual Target Award for an employee shall not affect the right of the Company, its subsidiaries or affiliates to terminate, with or without cause, such employee's employment at any time.

        2. PERCENTAGE OF BASE SALARY

           Individual Target Awards shall be a percentage of the Participant's base salary reviewed and approved by the Committee in its sole discretion.




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E.      BASIS OF AWARDS

        Awards will be based on contribution to shareholder value and individual performance. The Committee shall establish measures, which may include financial and non-financial objectives ("Performance Goals"), to calculate the shareholder value contribution for each segment of the Company. These Performance Goals shall be determined by the Committee in advance of each Year or such period as may be permitted by the regulations issued under Section 162(m), and shall be based on one or more of the following criteria: (i) the attainment of a specified percentage return on total capital employed by the Company (or a subsidiary or division of the Company); (ii) the attainment of a specified percentage return on total stockholder equity of the Company; (iii) the attainment of a specified percentage increase in earnings per share from continuing operations; (iv) the attainment of a specified percentage increase in Net Income of the Company; (v) the attainment of a specified percentage increase in profit before taxation of the Company (or a subsidiary or division of the Company); (vi) the attainment of a specified percentage increase in revenues of the Company (or a subsidiary or division of the Company); and (vii) the attainment of profit after-tax at specified levels of equity investment. In addition, such Performance Goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

        Awards may be based on performance against objectives for more than one segment of the Company. For example, awards for corporate management will be based on overall corporate performance against objectives, but awards for a unit's management may be based on a combination of corporate, unit and sub-unit performance against objectives.

        Subject to the limitations set forth in Article G below, individual performance of each Participant will also be measured and used in determining awards under this Plan.

F.      AWARD DETERMINATION

        1. AWARD DETERMINED BY COMMITTEE

           After any Year for which an Individual Target Award is established for a Participant under this Plan, the Committee shall review and approve, modify or disapprove the amount, if any, to be paid to the Participant for the Year. The amount paid shall be the Individual Target Award adjusted to reflect both the Company's financial performance and the Participant's individual performance. All awards will be subject to the sole discretion of the Committee.

        2. FINANCIAL PERFORMANCE

           Individual Target Award amounts will be modified by achievement of financial objectives by the Company and relevant units and sub-units. Performance results against financial objectives shall be reviewed and approved by the Committee. The Committee may as a result of this review modify or change objectives or performance results for the Year as it determines to be necessary or appropriate to take into account changes during the year including,




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but not limited to, changes in accounting methods, acquisitions or divestitures, and unusual or non-recurring financial or other events, to the extent not precluded by Section 162(m).

        3. INDIVIDUAL PERFORMANCE

           Any Individual Target Award, adjusted to reflect financial performance, will be further adjusted with the review and approval of the Committee to give full weight to the Participant's individual performance during the Year.

        4. OVERALL EFFECT

           The combination of any financial performance adjustment and individual performance adjustment may increase the amount paid under this Plan to a Participant for any Year to as much as three times the Individual Target Award, and may reduce any amount payable to zero, subject to Article G.

G.      PROCEDURES APPLICABLE TO CERTAIN DESIGNATED PARTICIPANTS

        Awards under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth herein. Notwithstanding the provisions of Paragraph F.3 above, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Article G.

        1. TARGET AWARD. At the beginning of a Year, the Committee shall establish Individual Target Awards to such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals for the Year established by the Committee in writing in advance of the Year, or within such period as may be permitted by regulations issued under Section 162(m) of the Code. The extent, if any, to which an Award will be payable will be based upon the degree of achievement of the Performance Goals; provided, however, that the Committee may, in its sole discretion, reduce some or all of the amount which would otherwise be payable with respect to an Award.

        2. PERFORMANCE GOALS. The Performance Goals established by the Committee shall be the same as those objectives set for all Plan Participants and shall be based on one or more of the criteria set forth in Article E above.

        3. PAYMENT OF AWARDS. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentage of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Year. If the minimum Performance Goals established by the Committee are not met, no payment will be made to a Participant who is a Covered Employee. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent, payment of the award shall be made on the Payment Date in accordance with the prescribed formula based upon a percentage of the Individual Target Award unless the Committee determines, in its sole discretion, to reduce the payment to be made.




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        4. MAXIMUM AWARD. The maximum award payable to any Participant who is a
Covered Employee for any Year shall not exceed two percent (2%) of the Company's Net Income for that Year.

H.      ELECTIONS

        1. ELECTION TO DEFER PAYMENT. At the time established under the Company's Deferred Compensation Administration Plan II ("DCAP II"), any Participant who is eligible to participate in DCAP II may irrevocably elect, in writing and in accordance with DCAP II, to defer his or her award under this Plan so it is paid at the time and in the manner of, and subject to the terms and conditions provided by, DCAP II. If an election to defer an award is not made, then any award under this Plan shall be paid in a single sum to the Participant as soon as reasonably practicable after the amount of the award is determined. Notwithstanding the above provisions, no amount shall be deferred for the Year under DCAP II unless the actual award under this Plan for that Year is at least $5,000. No awards may be deferred by a Participant under DCAP II unless he or she is an active employee of the Company as of the end of the Year.

        2. ELECTION TO RECEIVE STOCK OPTION GRANT IN LIEU OF AWARD UNDER THE PLAN. Prior to the end of a calendar year, any Participant may irrevocably elect, in writing on the form prescribed by the Committee, to receive a stock option grant under the 1994 Stock Option and Restricted Stock Plan in lieu of all or a portion of such Participant's award under this Plan for the Year in which that calendar year ends. Annually management of the Company shall determine the rate at which stock option grants will be made in lieu of an award under the Plan and that conversion rate shall be communicated to Participants prior to the deadline for making the election described in the preceding sentence. The minimum number of option shares that a Participant may elect to receive pursuant to such election is 500, subject to adjustment in the event of a stock split, stock dividend, consolidation or other similar recapitalization involving the capital stock of the Company. In addition, the Company annually shall prescribe a maximum portion of a Participant's Target Award that may be made subject to an election to receive a stock option grant in lieu of an award under the Plan. If for any reason the Company does not make the stock option grant contemplated by the Participant's election, the Participant shall be deemed to have elected to make a deferral election pursuant to Section H.1 of the award that was the subject of the election to receive a stock option.

I.      NO MANAGEMENT INCENTIVE FUND

        Awards paid under this Plan shall not be based on or payable from a "pool" or a "Management Incentive Fund".

J.      EMPLOYMENT AT YEAR END GENERALLY REQUIRED FOR AWARD




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        No award shall be made to any Participant who is not an active employee of the Company or one of its subsidiaries or affiliates at the end of the Year; provided, however, that the Committee, in its sole and absolute discretion, may make pro-rata awards to Participants during a year in circumstances that Committee deems appropriate including, but not limited to, a Participant's death, disability, retirement or other termination of employment during such Year. Any such pro-rated awards shall be determined by the Committee in accordance with Section F above after taking into account the portion of the Year then completed.

K.      NONASSIGNMENT AND PARTICIPANTS ARE GENERAL CREDITORS

        The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law, except by designation of a beneficiary or beneficiaries to the extent allowed under the Company's DCAP.

L.      AMENDMENT OR TERMINATION

        While the Company hopes to continue the Plan indefinitely, it reserves the right in its Board of Directors to amend, suspend or terminate the Plan or adopt a new plan at any time; provided that no such amendment shall (i) without prior approval of the Company's stockholders, alter the business criteria on which the Performance Goals may be based, increase the maximum amount set forth in Paragraph F.4 above, or modify the requirements as to eligibility for participation in the Plan, or (ii) retroactively and adversely affect the payment of any award previously made. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

M.      INTERPRETATION

        This Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply.

N.      DEFINITIONS

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board of Directors of McKesson HBOC, Inc..

        "Company" means McKesson Corporation, a Delaware corporation.

        "Covered Employees" shall mean eligible Participants designated by the Committee who are, or are expected to be, "covered employees" within the meaning of Section 162(m) of the Code for the Year in which an award is payable hereunder.




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        "Disinterested Person" shall mean a member of the Board of Directors who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

        "Individual Target Award" means the target award established for each Participant under Article D.

        "Net Income" shall mean after tax income from continuing operations before special items and the effect of any accounting changes.

        "Participants" mean those employees specifically designated as Participants for a Year under Article C.

        "Payment Date" shall mean the date following the conclusion of a Year on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding awards.

        "Performance Goals" shall have the meaning set forth in Section E.
hereof.

        "Plan" means the McKesson Corporation 1989 Management Incentive Plan.

        "Year" means the fiscal year of the Company.

Executed effective as of July 25 2001.

McKESSON HBOC, INC.


By    ______________________________________
      William A. Armtrong
      Senior Vice President, Human Resources and Administration




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